POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Tessa N. Judge, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute, and submit to the United States Securities and Exchange Commission ("**SEC**") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the attorney-in-fact to be advisable under Section 16 of the Securities Exchange Act of 1934 (as amended, the "**Exchange Act**") or any rule or regulation of the SEC;

(2) prepare, execute and submit to the SEC for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Helen of Troy Limited (the "**Company**"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules and regulations of the SEC and Form 144 in accordance with the rules of the Securities Act of 1933 (as amended, the "**Securities Act**") and the rules and regulations of the SEC, including amendments to any such Forms 3, 4, and 5 and Form 144;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5, Form 144, including amendments thereto, and timely file such form with the SEC and any stock exchange, national securities exchange or similar authority;

(4) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information. Any documents prepared or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his or

her discretion, deems necessary or desirable. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, Rule 144 or any rule or regulation under the Exchange Act or the Securities Act. This Power of Attorney is not affected by subsequent disability or incapacity of the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of May, 2023.

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Printed Name: Brian L. Grass

STATE OF TEXAS)
)
COUNTY OF EL PASO)

This instrument was acknowledged before me on this 3rd day of May, 2023 by BRIAN GRASS.

ROSEMARY VASQUEZ
NOTARY PUBLIC
STATE OF TEXAS
ID 3034996
EXP. 02-11-2027

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Notary Public in and for the State of Texas

My Commission Expires: 2-11-2027